Exhibit 10.63

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

By Electronic Mail

danny.nelson@signingdaysports.com

February 17, 2023

Daniel Nelson

Chief Executive Officer

Signing Day Sports, Inc.

Re: Supplement to Engagement Agreement

Dear Danny:

This letter agreement (this “Supplement”) amends and supplements our existing engagement agreement, dated July 20, 2022 (the “Engagement Agreement”) between Bevilacqua PLLC (“BPLLC” or “we”) and Signing Day Sports, Inc. (“Signing Day” or “you”). Except as specified herein, our Engagement Agreement remains unmodified and in full force and effect.

You have asked us to act as your corporate and securities counsel in connection with a planned firm commitment initial public offering of your common stock (the “IPO”). We have agreed to act as your IPO counsel under a special fee arrangement outlined in this Supplement. Through January 31, 2023, you owe us a total of $ $166,194.75 for services rendered to you. We agree that we will defer the payment of $141,194.75 of the amount you currently owe us (i.e., the entire amount except for $25,000) and all future fees for services that we render to you until the sooner of (a) the date that you consummate your proposed initial public offering or (b) June 30, 2023. We have agreed to so defer our fees in consideration of you issuing to us 75,000 shares of Common Stock promptly following the date of this Supplement. You will pay us $25,000 within ten (10) days of us entering into this Supplement.

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2 February 17, 2023

We are pleased to have this opportunity to be of service and look forward to continuing to work with you on this engagement.

Very truly yours,
Bevilacqua PLLC

By:	/s/ Louis A. Bevilacqua
Name:	Louis A. Bevilacqua,
Title:	Managing Member

ACCEPTED AND AGREED TO

AS OF THE DATE FIRST ABOVE WRITTEN:

Signing Day Sports, Inc.

By:	/s/ Daniel D. Nelson
Name:	Danny Nelson
Title:	Chief Executive Officer